Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Howard A. Brecher, certify that:

1.	I have reviewed this Amendment No. 1 report on Form 10-K/A of Value Line, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 8, 2024

By:	/s/ Howard A. Brecher
Howard A. Brecher Chairman & Chief Executive Officer (Principal Executive Officer)